Visa Inc. Reports Fiscal Second Quarter 2023 Results
San Francisco, CA, April 25, 2023 – Visa Inc. (NYSE: V)
•GAAP net income of $4.3B or $2.03 per share and non-GAAP net income of $4.4B or $2.09 per share
•Net revenues of $8.0B, an increase of 11% and 13% on a constant-dollar basis
•Payments volume, processed transaction and cross-border volume growth remained stable
•Share repurchases and dividends of $3.2B

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q2 2023		Ryan McInerney, Chief Executive Officer, Visa Inc., commented on the results:
	USD	% Change
Net Revenues	$8.0	11%
GAAP Net Income	$4.3	17%

“Visa's strong fiscal second quarter performance reflects continued focus on our growth levers – consumer payments, new flows and value added services. I have been at Visa for nearly a decade and I have never been more excited about the opportunities in front of us. We have a compelling strategy, a world-class team, fantastic clients, and an incredible set of capabilities that I believe are second to none. While there is macroeconomic uncertainty, I feel confident in Visa’s ability to manage through changing environments.”

GAAP Earnings Per Share	$2.03	20%
Non-GAAP Net Income(1)	$4.4	14%
Non-GAAP Earnings Per Share(1)	$2.09	17%
(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q2 2023
Payments Volume	10%
Cross-Border Volume Excluding Intra-Europe(2)	32%
Cross-Border Volume Total	24%
Processed Transactions	12%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Second Quarter 2023 — Financial Highlights(1)

GAAP net income in the fiscal second quarter was $4.3 billion or $2.03 per share, an increase of 17% and 20%, respectively, over prior year’s results. Current year’s results included $90 million of net losses from equity investments and $68 million from the amortization of acquired intangible assets and acquisition-related costs. Prior year’s results included $127 million of net losses from equity investments, $40 million from the amortization of acquired intangible assets and acquisition-related costs, and $60 million from the Russia-Ukraine charges. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $4.4 billion or $2.09 per share, increases of 14% and 17%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). GAAP earnings per share growth was approximately 23% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 20% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.

Net revenues in the fiscal second quarter were $8.0 billion, an increase of 11%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased 13% on a constant-dollar basis.

Payments volume for the three months ended December 31, 2022, on which fiscal second quarter service revenues are recognized, increased 7% over the prior year on a constant-dollar basis.

Payments volume for the three months ended March 31, 2023, increased 10% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, increased 32% on a constant-dollar basis for the three months ended March 31, 2023. Total cross-border volume on a constant-dollar basis increased 24% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended March 31, 2023, were 50.1 billion, a 12% increase over the prior year.

Fiscal second quarter service revenues were $3.8 billion, an increase of 7% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 10% over the prior year to $3.8 billion. International transaction revenues grew 24% over the prior year to $2.7 billion. Other revenues of $551 million rose 16% over the prior year. Client incentives, a contra-revenue item, were $2.9 billion and represented 26.7% of gross revenues.

GAAP operating expenses were $2.6 billion for the fiscal second quarter, an 11% increase over the prior year's results, primarily driven by an increase in personnel expenses. GAAP operating expenses included the amortization of acquired intangible assets and acquisition-related costs in the current and prior year and the Russia-Ukraine charges in the prior year. Excluding these operating expense items, non-GAAP operating expenses increased 13% over the prior year, primarily driven by an increase in personnel expenses.

GAAP non-operating expense was $58 million for the fiscal second quarter, including $90 million of net equity investment losses. Excluding this item, non-GAAP non-operating income was $32 million.

GAAP effective income tax rate was 19.3% for the quarter ended March 31, 2023. Excluding the related tax impacts from the non-GAAP items noted above, the non-GAAP effective income tax rate was 19.4% for the quarter ended March 31, 2023.

Cash, cash equivalents and investment securities were $19.4 billion at March 31, 2023.

The weighted-average number of diluted shares of class A common stock outstanding was 2.09 billion for the quarter ended March 31, 2023.
(1) As previously disclosed, in March 2022, we suspended our operations in Russia and therefore our financial highlights from April 2022 through March 2023 do not include Russia-related results.

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Other Notable Items

On March 15, 2023, the United States Court of Appeals for the Second Circuit affirmed the 2018 damages class settlement, rejecting various objections made by members of the merchant class in the multidistrict litigation. While the Second Circuit decision is a significant step toward resolving this long-standing litigation, the case is not yet fully resolved. In addition, claims by merchants that opted out of the class settlement and by a class of merchants seeking injunctive relief against certain of Visa’s rules and practices remain pending.

During the three months ended March 31, 2023, Visa repurchased 10.0 million shares of class A common stock at an average cost of $222.09 per share for $2.2 billion. The Company had $11.8 billion of remaining authorized funds for share repurchase as of March 31, 2023.

On April 25, 2023, the board of directors declared a quarterly cash dividend of $0.450 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on June 1, 2023, to all holders of record as of May 12, 2023.

Fiscal Second Quarter 2023 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at investor.visa.com.

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Forward-Looking Statements

Our earnings release and related materials contain forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and anticipated timing and benefits of our acquisitions. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of global economic, political, market, health and social events or conditions, including the war in Ukraine and the sanctions and other measures being imposed in response, and the ongoing effects of the COVID-19 pandemic, including the resumption of international travel;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models in the payments industry;
•continued efforts to lower acceptance costs and challenge industry practices;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions, joint ventures and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2022, and any subsequent reports on Forms 10-Q and 8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa (NYSE: V) is a world leader in digital payments, facilitating payments transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Andy Gerlt, 650-432-2990 Press@visa.com

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Fiscal Second Quarter 2023 — Financial Summary

Q2 FISCAL 2023 INCOME STATEMENT SUMMARY

	Three Months Ended March 31, 2023	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenues
Service revenues	$3,771	7%
Data processing revenues	3,819	10%
International transaction revenues	2,749	24%
Other revenues	551	16%
Client incentives	(2,905)	16%
Net revenues	7,985	11%

Total operating expenses	$2,649	11%
Non-operating income (expense)	(58)	(78%)
Effective income tax rate	19.3%	0 ppt
Net income	$4,257	17%

Earnings per share	$2.03	20%

Non-GAAP(1)
Total operating expenses	$2,581	13%
Non-operating income (expense)	32	(124%)
Effective income tax rate	19.4%	0 ppt
Net income	$4,384	14%

Earnings per share	$2.09	17%

(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Q2 FISCAL 2023 KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	10%	6%
Cross-border volume excluding intra-Europe(2)	32%	27%
Cross-border volume total	24%	19%
Processed transactions	12%	12%

(2) Cross-border volume excluding transactions within Europe.

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Visa Inc. Consolidated Balance Sheets (unaudited)

	March 31, 2023	September 30, 2022
	(in millions, except per share data)
Assets
Cash and cash equivalents	$13,842	$15,689
Restricted cash equivalents—U.S. litigation escrow	1,616	1,449
Investment securities	2,752	2,833
Settlement receivable	1,942	1,932
Accounts receivable	2,122	2,020
Customer collateral	2,739	2,342
Current portion of client incentives	1,477	1,272
Prepaid expenses and other current assets	2,167	2,668
Total current assets	28,657	30,205
Investment securities	2,840	2,136
Client incentives	3,737	3,348
Property, equipment and technology, net	3,359	3,223
Goodwill	18,078	17,787
Intangible assets, net	26,574	25,065
Other assets	3,510	3,737
Total assets	$86,755	$85,501
Liabilities
Accounts payable	$280	$340
Settlement payable	3,069	3,281
Customer collateral	2,739	2,342
Accrued compensation and benefits	998	1,359
Client incentives	6,783	6,099
Accrued liabilities	3,626	3,726
Current maturities of debt	—	2,250
Accrued litigation	1,602	1,456
Total current liabilities	19,097	20,853
Long-term debt	20,606	20,200
Deferred tax liabilities	5,462	5,332
Other liabilities	3,025	3,535
Total liabilities	48,190	49,920
Equity
Series A, Series B and Series C convertible participating preferred stock, $0.0001 par value: 25 shares authorized and 5 (Series A less than one, Series B 2, Series C 3) shares issued and outstanding	1,885	2,324
Class A, Class B and Class C common stock and additional paid-in capital, $0.0001 par value: 2,003,341 shares authorized (Class A 2,001,622, Class B 622, Class C 1,097); 1,874 (Class A 1,619, Class B 245, Class C 10) and 1,890 (Class A 1,635, Class B 245, Class C 10) shares issued and outstanding	20,095	19,545
Right to recover for covered losses	(35)	(35)
Accumulated income	17,610	16,116
Accumulated other comprehensive income (loss), net:
Investment securities	(66)	(106)
Defined benefit pension and other postretirement plans	(161)	(169)
Derivative instruments	(268)	418
Foreign currency translation adjustments	(495)	(2,512)
Total accumulated other comprehensive income (loss), net	(990)	(2,369)

Total equity	38,565	35,581

Total liabilities and equity	$86,755	$85,501

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Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
	2023	2022	2023	2022
	(in millions, except per share data)
Net revenues	$7,985	$7,189	$15,921	$14,248

Operating Expenses
Personnel	1,515	1,226	2,852	2,351
Marketing	309	314	641	594
Network and processing	179	190	357	380
Professional fees	130	125	239	225
Depreciation and amortization	234	207	461	405
General and administrative	282	325	604	567
Litigation provision	—	—	341	148
Total operating expenses	2,649	2,387	5,495	4,670

Operating income	5,336	4,802	10,426	9,578

Non-operating Income (Expense)
Interest expense	(142)	(134)	(279)	(268)
Investment income (expense) and other	84	(126)	108	129
Total non-operating income (expense)	(58)	(260)	(171)	(139)

Income before income taxes	5,278	4,542	10,255	9,439
Income tax provision	1,021	895	1,819	1,833
Net income	$4,257	$3,647	$8,436	$7,606

Basic Earnings Per Share
Class A common stock	$2.04	$1.70	$4.03	$3.54
Class B common stock	$3.26	$2.76	$6.45	$5.74
Class C common stock	$8.15	$6.82	$16.10	$14.16

Basic Weighted-average Shares Outstanding
Class A common stock	1,624	1,654	1,627	1,662
Class B common stock	245	245	245	245
Class C common stock	10	10	10	10

Diluted Earnings Per Share
Class A common stock	$2.03	$1.70	$4.02	$3.54
Class B common stock	$3.25	$2.75	$6.44	$5.73
Class C common stock	$8.14	$6.81	$16.09	$14.15

Diluted Weighted-average Shares Outstanding
Class A common stock	2,093	2,142	2,098	2,150
Class B common stock	245	245	245	245
Class C common stock	10	10	10	10

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Visa Inc. Consolidated Statements of Cash Flows (unaudited)

	Six Months Ended March 31,
	2023	2022
	(in millions)
Operating Activities
Net income	$8,436	$7,606
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	5,691	4,865
Share-based compensation	400	318
Depreciation and amortization of property, equipment, technology and intangible assets	461	405
Deferred income taxes	(154)	21
VE territory covered losses incurred	(15)	(16)
(Gains) losses on equity investments, net	196	(104)
Other	(22)	(61)
Change in operating assets and liabilities:
Settlement receivable	147	3
Accounts receivable	(67)	(173)
Client incentives	(5,521)	(4,503)
Other assets	(77)	(291)
Accounts payable	(48)	(75)
Settlement payable	(493)	111
Accrued and other liabilities	(1,047)	(173)
Accrued litigation	144	(212)
Net cash provided by (used in) operating activities	8,031	7,721

Investing Activities
Purchases of property, equipment and technology	(459)	(440)
Investment securities:
Purchases	(2,487)	(1,948)
Proceeds from maturities and sales	1,760	1,975
Acquisitions, net of cash and restricted cash acquired	—	(1,945)
Purchases of other investments	(70)	(55)
Settlement of derivative instruments	402	—
Other investing activities	19	81
Net cash provided by (used in) investing activities	(835)	(2,332)

Financing Activities
Repurchase of class A common stock	(5,309)	(7,053)
Repayments of debt	(2,250)	—
Dividends paid	(1,886)	(1,611)
Proceeds from issuance of commercial paper	—	300
Cash proceeds from issuance of class A common stock under equity plans	118	113
Restricted stock and performance-based shares settled in cash for taxes	(118)	(116)
Other financing activities	172	—
Net cash provided by (used in) financing activities	(9,273)	(8,367)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	828	(305)
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(1,249)	(3,283)

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	20,377	19,799
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$19,128	$16,516

Supplemental Disclosure
Cash paid for income taxes, net	$2,635	$2,107
Interest payments on debt	$293	$304
Accruals related to purchases of property, equipment and technology	$148	$27

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Visa Inc. Quarterly Results of Operations (unaudited)

	Fiscal 2023 Quarter Ended		Fiscal 2022 Quarter Ended
	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
	(in millions)
Net revenues	$7,985	$7,936	$7,787	$7,275	$7,189

Operating Expenses
Personnel	1,515	1,337	1,356	1,283	1,226
Marketing	309	332	429	313	314
Network and processing	179	178	185	178	190
Professional fees	130	109	163	117	125
Depreciation and amortization	234	227	226	230	207
General and administrative	282	322	338	289	325
Litigation provision	—	341	3	717	—
Total operating expenses	2,649	2,846	2,700	3,127	2,387

Operating income	5,336	5,090	5,087	4,148	4,802

Non-operating Income (Expense)
Interest expense	(142)	(137)	(159)	(111)	(134)
Investment income (expense) and other	84	24	(60)	(208)	(126)
Total non-operating income (expense)	(58)	(113)	(219)	(319)	(260)

Income before income taxes	5,278	4,977	4,868	3,829	4,542
Income tax provision	1,021	798	928	418	895
Net income	$4,257	$4,179	$3,940	$3,411	$3,647

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance.

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. During the six months ended March 31, 2023 and 2022, we recorded additional accruals to address claims associated with the interchange multidistrict litigation of $341 million and $145 million, respectively, and related tax benefit of $76 million and $32 million, respectively, determined by applying applicable tax rates. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a downward adjustment to the rate at which shares of our class B common stock convert into shares of class A common stock.

•Russia-Ukraine charges. During the three and six months ended March 31, 2022, we recorded a loss within general and administrative expense of $35 million from the deconsolidation of our Russian subsidiary. We also incurred charges of $25 million in personnel expense as a result of steps taken to support our employees in Russia and Ukraine. We have excluded these amounts and the related tax benefit of $4 million, determined by applying applicable tax rates, as they are one-time charges and do not reflect the underlying performance of our business.
Our results are denominated in U.S. dollars and are calculated each quarter by applying an established U.S. dollar/foreign currency exchange rate for each local currency. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring financial performance, we report year-over-year growth using a fixed current year U.S. dollar/foreign currency exchange rate for the current and prior year periods (“constant-dollar basis”).

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited) - continued

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended March 31, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$2,649	$(58)	$1,021	19.3%	$4,257	$2.03
(Gains) losses on equity investments, net	—	90	19		71	0.03
Amortization of acquired intangible assets	(46)	—	10		36	0.02
Acquisition-related costs	(22)	—	2		20	0.01
Non-GAAP	$2,581	$32	$1,052	19.4%	$4,384	$2.09

	Six Months Ended March 31, 2023
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$5,495	$(171)	$1,819	17.7%	$8,436	$4.02
(Gains) losses on equity investments, net	—	196	43		153	0.07
Amortization of acquired intangible assets	(89)	—	19		70	0.03
Acquisition-related costs	(45)	—	4		41	0.02
Litigation provision	(341)	—	76		265	0.13
Non-GAAP	$5,020	$25	$1,961	17.9%	$8,965	$4.27

	Three Months Ended March 31, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$2,387	$(260)	$895	19.7%	$3,647	$1.70
(Gains) losses on equity investments, net	—	127	28		99	0.05
Amortization of acquired intangible assets	(20)	—	4		16	0.01
Acquisition-related costs	(20)	—	2		18	0.01
Russia-Ukraine charges	(60)	—	4		56	0.03
Non-GAAP	$2,287	$(133)	$933	19.6%	$3,836	$1.79

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited) - continued

	Six Months Ended March 31, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$4,670	$(139)	$1,833	19.4%	$7,606	$3.54
(Gains) losses on equity investments, net	—	(104)	(14)		(90)	(0.04)
Amortization of acquired intangible assets	(33)	—	7		26	0.01
Acquisition-related costs	(30)	—	4		26	0.01
Litigation provision	(145)	—	32		113	0.05
Russia-Ukraine charges	(60)	—	4		56	0.03
Non-GAAP	$4,402	$(243)	$1,866	19.4%	$7,737	$3.60

(1)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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